Exhibit 11
                  FINGERHUT COMPANIES, INC. AND SUBSIDIARIES
                       Computation of Earnings Per Share
               (In thousands of dollars, except per share data)
                                   Unaudited



                                                    Thirteen Weeks Ended
                                                     April 1,     March 26,
                                                      1994          1993
Primary

   Net earnings (a)                               $     9,973   $     7,764
                                                   ==========    ==========
   Weighted average shares of
    common stock outstanding                       46,230,124    45,893,064

   Common stock equivalents                         4,529,877     3,648,620
                                                   ----------    ----------
   Weighted average shares of
    common stock and common
    stock equivalents (b)                          50,760,001    49,541,684
                                                   ==========    ==========
   Primary earnings per share
    of common stock and common
    stock equivalents (a/b)                       $       .20   $       .16
                                                   ==========    ==========
Fully diluted

   Net earnings (c)                               $     9,973   $     7,764
                                                   ==========    ==========
   Weighted average shares of
    common stock outstanding                       46,230,124    45,893,064

   Common stock equivalents                         4,653,898     3,819,770
                                                   ----------    ----------
   Weighted average shares of
    common stock and common
    stock equivalents (d)                          50,884,022    49,712,834
                                                   ==========    ==========
   Fully diluted earnings per
    share of common stock and
    common stock equivalents(c/d)                 $       .20   $       .16
                                                   ==========    ==========



Common stock equivalents for primary earnings per share are computed by the treasury stock method using the average market price.

Common stock equivalents for quarterly fully diluted earnings per share are computed by the treasury stock method using the ending market price, average market price for the last month or the average of the fully diluted monthly amounts used in the quarter, whichever is higher.